SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2004

Eagle Family Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-50305	13-3982757
(Commission File Number)	(I.R.S. Employer Identification No.)

Eagle Family Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-50305-01	13-3983598
(Commission File Number)	(I.R.S. Employer Identification No.)

735 Taylor Road, Suite 200, Gahanna, Ohio 43230

(Address of principal executive offices)

Registrants’ telephone number, including area code: (614) 501-4200

Item 5.	Other Events.

On March 23, 2004, Eagle Family Foods, Inc. (the “Company”) entered into a Financing Agreement (the “Agreement”) by and among the Company, Eagle Family Foods Holdings, Inc., as a guarantor (the “Parent”) and certain financial institutions party thereto from time to time (the “Lenders”), Fortress Credit Opportunities I LP, as collateral agent for the Lenders and Congress Financial Corporation (Central), as administrative agent for the Lenders. The Agreement provides for a secured revolving credit facility in an aggregate principal amount not to exceed $82,000,000 at any time outstanding, which includes a subfacility for the issuance of letters of credit in an aggregate amount not to exceed $5,000,000 (the “Facility”). The proceeds from the Facility were used to refinance existing indebtedness of the Company under the Company’s senior bank facilities and will be used to fund working capital of the Company and other general corporate purposes. The Facility is secured by certain liens on the Company’s assets as specified in the Agreement.

The Agreement is included as an exhibit hereto and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

99.1.	Financing Agreement dated as of March 23, 2004 by and among Eagle Family Foods Holdings, Inc., Eagle Family Foods, Inc., the financial institutions from time to time party thereto, Fortress Credit Opportunities I LP, as collateral agent for the Lenders and Congress Financial Corporation (Central), as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2004

EAGLE FAMILY FOODS HOLDINGS, INC. EAGLE FAMILY FOODS, INC.

By:	/s/ Craig A. Steinke

Name: Craig A. Steinke Title: President and Chief Executive Officer